UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014 (July 16, 2014)

TELIK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, On May 30, 2014, a putative class action complaint (the complaint) was filed in the Superior Court of the State of California in the County of Santa Clara, captioned Cadillac Partners, on Behalf of Itself and All Others Similarly Situated, v. Michael M. Wick, et al. (the litigation). The complaint asserts claims concerning the private placement of the Company’s Series B Convertible Preferred Stock (the PIPE transaction) and transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, MabVax Therapeutics, Inc. (MabVax) and Tacoma Acquisition Corp. (the merger agreement), each of which were entered into on May 12, 2014, and is brought against the Company, MabVax, past and current members of the Company’s board, and the investors participating in the PIPE transaction. The details of the litigation are more fully described on pages 43-44 of the definitive proxy statement under the heading “Legal Proceedings” which was filed with the SEC on June 3, 2014.

On July 16, 2014, the Company and all other parties to the litigation entered into an agreement which, if consummated, will settle the litigation (the proposed settlement). Among many other terms, under the proposed settlement the Company agreed to provide the supplemental disclosure filed as definitive additional materials to the definitive proxy on June 30, 3014, and the Company and all defendants will receive a broad release of any and all claims pertaining to the PIPE transaction, the merger, the prior disclosure and a wide variety of other matters. The proposed settlement also calls for the parties to ask the court to, among other things, enter orders enjoining other shareholders from bringing similar actions, certifying the putative settlement class, and approving the proposed settlement as a fair, final, and binding resolution of the litigation. Under the proposed settlement, the Company and the other defendants have expressly denied the allegations of the complaint and denied engaging in any other misconduct, nor will any of them make any payment or in any respect amend the negotiated terms of the since-consummated PIPE transaction and merger. Finally, under the proposed settlement, the Company and the other defendants have not agreed to pay any legal fees, or reimburse any expenses, allegedly incurred by the plaintiffs who filed the complaint; instead, the Company expects that counsel for those plaintiffs will present any such disputed claim for legal fees and expenses to the court for resolution.

The proposed settlement remains contingent upon a number of future events, including, without limitation, court certification of the putative class and entry of a final, non-appealable order and final judgment approving the settlement (including the broad releases and other terms set forth therein).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to the Company and the settlement of the litigation relating to the PIPE transaction and merger agreement, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “believes,” “projects,” “will,” and similar expressions or derivations of these words to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents the Company has filed with the SEC as well as the possibility that the court may materially alter or fail to approve the terms of the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: July 22, 2014	By:	/s/ J. David Hansen
Name: J. David Hansen
Title: President and Chief Executive Officer